SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 24, 2007

                          CAPSTONE TURBINE CORPORATION
             (Exact name of registrant as specified in its charter)

       Delaware                     001-15957                   95-4180883
   (State or other          (Commission file number)         (I.R.S. Employer
    jurisdiction                                            Identification No.)
  of incorporation)

               21211 Nordhoff Street, Chatsworth, California 91311
                    (Address of principal executive offices)


                                 (818) 734-5300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1 -- Registrant's Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

Amendment and Restatement of Capstone's Amended and Restated 2000 Equity Incentive Plan

On August 24, 2007, the Board of Directors (the "Board") of Capstone Turbine Corporation, a Delaware corporation (the "Company") unanimously approved an amendment and restatement of the Amended and Restated 2000 Equity Incentive Plan (the "Plan").

The material changes to the Plan include (i)  incorporation of prior amendments,
(ii) the modification of administrative provisions regarding the calculation of shares approved under the Plan that are withheld for taxes and similar purposes and stock redemption, (iii) the requirement of an appropriate adjustment by the committee designated by the Board to administer the Plan of outstanding awards and the shares available under the Plan in the event of a stock split, recapitalization or similar transaction, and (iv) the requirement that stock options be issued with a purchase price that is no less than 100% of the market value of the Company's common stock on the grant date.

The foregoing is a summary description of the amended terms and conditions of the Plan and is qualified in the entirety by the text of the Plan, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-Q for the Quarter ended on September 30, 2007.

                                    SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CAPSTONE TURBINE CORPORATION
                                               (Registrant)

Date: August 28, 2007                          By:  /s/ Walter J. McBride
                                                    ----------------------------
                                                    Executive Vice President and
                                                    Chief Financial Officer